Exhibit 10.1

     This AGREEMENT is made effective as of April 14, 1998 by and among Harris Savings Bank (the "Savings Bank") a Pennsylvania chartered savings bank, with its principal administrative office at Second and Pine Streets, Harrisburg, Pennsylvania, Harris Financial, MHC (the "Holding Company"), a corporation organized under the laws of the Commonwealth of Pennsylvania which is the holding company for the Savings Bank, and Jane B. Tompkins (the "Executive").

     WHEREAS, the Savings Bank recognizes the substantial contribution Executive has made to the Savings Bank and wishes to protect Executive's position therewith for the period provided in this Agreement; and

     WHEREAS, Executive has been selected to, and has agreed to serve in the position of SVP/Chief Credit Officer for the Savings Bank, a position of substantial responsibility.

     NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1. TERM OF AGREEMENT.

     The term of this agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. The Agreement will be up for consideration for renewal each March 31st, after the Board of Directors completes a formal performance evaluation of the Executive. The purpose of this evaluation will be to determine whether or not to extend the Agreement. The results of this evaluation will be included in the Minutes of the next Board Meeting. The Agreement will renew for an additional year so that the remaining term shall be three (3) years unless written notice is provided to the Executive at least ten
(10) days, but not more than twenty (20) days prior to the anniversary date, that this Agreement shall cease at the end of the thirty-six (36) months following such anniversary date.

2. PAYMENTS TO THE EXECUTIVE UPON CHANGE IN CONTROL.

     (a) Upon the occurrence of a Change in Control of the Savings Bank or the Holding Company (as herein defined) followed at any time during the term of this Agreement by the voluntary (for any of the bases set below) or involuntary termination of Executive's employment, other than for Cause, as defined in
Section 2(c) hereof, the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, reduction in his annual compensation, relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control or the failure to continue in effect any vacation benefits, pension plan, dental plan, life insurance plan, health, accident or disability plan in which Executive is participating immediately prior to Change in Control.

"Change in Control" of the Bank or the Holding Company shall mean (i) a plan of reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Holding Company or a similar transaction occurs in which the Bank or the Holding Company is not the resulting entity; (ii) individuals who constitute the board of directors of the Bank or the board of trustees of the Holding Company on the date hereof cease for any reason to constitute a majority thereof; or (iii) a change in control within the meaning of 12 C.F.R. ss.303.4(a) or 12 C.F.R. ss.225.41(b) occurs, as determined by the board of directors of the Bank or the board of trustees of the Holding Company. In the event the Holding Company converts from the mutual form of organization to the stock form of organization at any time subsequent to the effective date of this Agreement ("Stock Holding Company"), a "change in control" of the Bank or the Stock Holding Company for purposes of this Agreement shall mean an event of a nature that: (I) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (II) results in a Change in Control of the Savings Bank

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or the Stock Holding Company within the meaning of the Change in Bank Control
Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. ss.303.4(a) with respect to the Savings Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. ss.225.41(b) with respect to the Stock Holding Company, as in effect on the date hereof; (III) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at C.F.R. 225.11, as in effect on the date hereof; or (IV) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Bank or the Stock Holding Company representing 20% or more of the Bank's or the Stock Company's outstanding securities except for any securities of the Bank purchased by the Stock Company in connection with the conversion of the Company to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Stock Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or Stock Company or similar transaction occurs in which the Bank or Stock Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Stock Company, by someone other than the current management of the Stock Company, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Stock Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Stock Company; or (e) a tender offer is accepted for 20% or more of the voting securities of the Bank or Stock Company then outstanding.

     (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any material provision of this Agreement. For purposes of this Section, no act, or the failure to act on Executive's part shall be "willful" unless done or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Holding Company or the Savings Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options or limited rights granted to Executive under any stock option plan or any unvested awards granted to Executive under a Recognition and Retention Plan of the Savings Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

3. TERMINATION BENEFITS.

     (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Executive's employment, other than for Termination for Cause, the Savings Bank and the Company shall pay the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three (3) times the


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average of the three preceding years' base salary, including bonuses and any other cash or deferred compensation paid, or to be paid, to the Executive for such years and such benefits as are otherwise payable to Executive under such plans upon a Change in Control. At the election of the Executive such payment may be made in a lump sum or paid in equal monthly installments during the twelve (12) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement.

     (b) Upon the occurrence of a Change in Control of the Savings Bank or the Holding Company followed at any time during the term of this Agreement by the Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Savings Bank shall cause to be be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Savings Bank for the Executive prior to his severance. Such coverage and payments shall cease upon the expiration of thirty-six (36) months.

     (c) Upon the occurrence of a Change in Control, the Executive shall be entitled to receive benefits due him under, or contributed by the Bank on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Bank on the Executive's behalf to the extent that such benefits are not otherwise paid to the Executive under a separate provision of this Agreement.

Notwithstanding the preceding paragraphs of this Section 3, in the event that:

the aggregate payments or benefits to be made or afforded to the Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986 (the Code) or any successor thereto, and if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount" as determined in accordance with said
Section 280G, and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by the Executive.

4. NOTICE OF TERMINATION.

     (a) Any purported termination by the Savings Bank, the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of executive's employment under the provision so indicated.

"Date of Termination" shall mean the date specified in the Notice of Termination which, in the instance of Termination for Cause, shall be immediate.

5. SOURCE OF PAYMENTS.

     It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Savings Bank. The Holding Company, however, guarantees payment and provision of all amounts due hereunder to the Executive and, if such amounts and benefits due from the savings Bank are not timely paid or provided by the Savings Bank, such amounts and benefits shall be paid or provided by the Holding Company.

6. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.


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     This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Savings Bank and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

     Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of Savings Bank or shall impose on the Savings Bank any obligation to employ or retain the Executive in its employ for any period.

7. NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, the Executive, the Savings Bank and their respective successors and assigns.

8. MODIFICATION AND WAIVER.

This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9. REQUIRED REGULATORY PROVISIONS.

     (a) The Board may terminate the Executive's employment at any time, but any termination by the Board, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under the Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2 hereinabove.

10. SEVERABILITY.

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

11. HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

12. GOVERNING LAW.

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     The validity, interpretation, performance, and enforcement of this
Agreement shall be governed by Pennsylvania law.

13. ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of an dispute or controversy arising under or in connection with this Agreement.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

14. PAYMENT OF COSTS AND LEGAL FEES.

     All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Savings Bank (which payments are guaranteed by the Holding Company pursuant to Section 5 hereof) if Executive is successful pursuant to legal judgment, arbitration or settlement.


15. INDEMNIFICATION.

     The Savings Bank shall provide Executive (including his or her legal representatives, successors, and assigns) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (including his or her legal representatives, successors, and assigns) to the fullest extent permitted under Pennsylvania law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a trustee or officer of the Savings Bank (whether or not he continues to be trustee or officer at the time of incurring such expenses or liabilities); such expenses or liabilities to include, but not limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements for reasonable costs and expenses incurred by Executive in defending or settling any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.

     Indemnification by the Savings Bank shall be made only upon the final judgment on the merits in favor of the Executive, in case of settlement, in case of final judgment against Executive or in the case of final judgment in favor of Executive other than on the merits, if a majority of the disinterested directors of the Savings Bank determine Executive was acting in good faith within the scope of Executive's employment or authority.

     Any such indemnification of Executive for such expenses and liabilities are to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board of Directors of the Savings Bank, if such action is brought against the Executive in his or her capacity as an officer or trustee of the Savings Bank, provided however, such indemnity shall not extend to matters as to which the Executive is finally adjudged to be liable for willful misconduct in the performance of his or her duties.

16. SUCCESSOR TO THE BANK.

     The Savings Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Savings Bank or the Holding


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Company, expressly and unconditionally to assume and agree to perform the
Savings Bank's obligations under this Agreement, in the same manner and to the same extent that the Savings bank would be required to perform if no such succession or assignment had taken place.

17. SIGNATURES.

     IN WITNESS WHEREOF, Harris Savings Bank and Harris Financial, MHC have caused this Agreement to be executed by their duly authorized officers, and Executives have signed this Agreement, on the 14 day of April, 1998.

ATTEST:
                               HARRIS SAVINGS BANK


/s/ Richard C. Ruben                       BY:  /s/ Charles C. Pearson, Jr.
--------------------                            ---------------------------
Corporate Secretary                        President/Chief Executive Officer




SEAL



ATTEST:                        HARRIS FINANCIAL
 (Guarantor)


/s/ Richard C. Ruben                       BY:  /s/ Charles C. Pearson, Jr.
--------------------                            ---------------------------
Corporate Secretary                        President/Chief Executive Officer


SEAL




WITNESS:

/s/ Barbara E. Roth                        By:   /s/ Jane B. Tompkins
-------------------                              --------------------
                                                      (EXECUTIVE)



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